UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2006
Date of Report (Date of earliest event reported)

INVISION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-1219606	98-0396733
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

768 Westcot Place
West Vancouver, BC, Canada	V7S 1N9
(Address of principal executive offices)	(Zip Code)

(778) 888-2443
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02     DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective March 13, 2006, David K. Duval has resigned as a member of the Board of Directors of Invision Capital, Inc. (the “Company”). John Boschert was appointed as a member of the Board of Directors of the Company in his place.

There was no disagreement between Mr. Duval and the Company regarding any matter relating to the Company’s operations, policies or practices.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Currently, Mr. Boschert is the president, chief executive officer, secretary, treasurer, and chief financial officer and a director of Balsam Ventures, Inc., a company that is licensed to develop and market a patented unique self-chilling beverage containers developed by NorPac Technologies, Inc.

Since June 28, 2005, Mr. Boschert has been the secretary of Clyvia Inc., a company that through its German subsidiary, Clyvia Technology, develops a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISION CAPITAL, INC.

Date: March 14, 2006
	By:	/s/ John Boschert

JOHN BOSCHERT
Director